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EXHIBIT 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated March 18, 2003 on our review of interim financial information of Bristol-Myers Squibb Company (the "Company") as of and for the three- and nine-month periods ended September 30, 2002 and 2001, included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the Company's Registration Statements on Form S-8 (Nos. 33-30856, 33-38411, 33-38587, 33-44788, 333-47403, 33-52691, 33-30756-02, 33-58187, 333-02873 and 333-65424), Form S-4 (No. 333-09519) and Form S-3 (Nos. 33-33682, 33-62496, 333-49227 and 333-65444).

Such report is not a "report" or "part" of a registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933 and the independent accountants' liability under Section 11 does not extend to such report.

Very truly yours,

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
New York, New York
March 18, 2003

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  EXHIBIT 15